Exhibit 10.1

22 February 2016

Dear Houston American Energy Corporation

Tamboran Resources Limited
Offer Letter - Subscription for fully paid ordinary shares.

Tamboran Resources Limited (Tamboran or the Company) is offering you, as a sophisticated and professional investor, the opportunity to subscribe for shares in the Company (Offer Shares).  The amount payable for the Offer Shares is US$1,000,000 (Subscription Amount).  The Offer Shares shall constitute 12.5% of the issued shares of the Company post issue (including post issue of the Tamboran Internal Placement as defined below).

The Offer Shares are being offered to you without disclosure pursuant to the operation of section 708(8) (Sophisticated Investor) and section 708(11) (Professional Investor) of the Corporations Act.

By signing and providing Tamboran with your completed Application Form and Confirmation Letter, you agree to subscribe for, and Tamboran agrees to issue, the Offer Shares allocated to you in consideration for the receipt by Tamboran of the Subscription Amount upon and subject to the terms set out in this letter.

Tamboran is legally obliged to issue the number of Offer Shares for which your application is made upon satisfaction of the Conditions Precedent set out below and receipt of the Subscription Amount.

The Directors of Tamboran reserve the right to allot Offer Shares in full for your application or to allot any lesser number or to decline your application. Where the number of Offer Shares allotted to you is less than the number applied for or where no allotment is made, the money in respect of any shares not allotted to you will be refunded to you by cheque within 28 days.

Rights attaching to the Offer Shares

The Offer Shares will rank pari passu in all respects with the existing ordinary shares in Tamboran, including the payment of all dividends payable after the date of allotment.

For the period ending 18 months after the issue of the Offer Shares or the date of an IPO, whichever is the earlier, Tamboran will update its website on a quarterly basis with new developments concerning its projects in the Beetaloo basin and other material operational issues as the Board determines appropriate.

Acceptance of Offer Shares

Confirmation Letter
In accordance with the terms of this Offer Letter please indicate your acceptance of the offer detailed above by signing and returning the attached Application Form and Confirmation Letter.  Documents should be returned to Tamboran Resources Limited, either via email to abursill@fa.com.au, via fax to +61 2 9299 9629 (Att: Andrew Bursill) or by post to GPO Box 4325, Sydney, NSW 2001, Australia.  Your confirmation constitutes an irrevocable undertaking by you to Tamboran to subscribe for the Offer Shares.

Timetable
The deadline for receipt of your completed documents is 23 February 2016.

Tamboran Resources Ltd	Suite 4 Level 9 341 George Street, NSW, 2000, Australia
Phone: +61 2 9299 9690	Web: www.tamboran.com	ABN: 28 135 299 062

The expected issue date for the Offer Shares is 1 March 2016.

Representations, Warranties and Agreements by Investor
By signing and returning the Application Form and Confirmation Letter, you represent, warrant and agree for the benefit of Tamboran that:

(a)	you are aware that no disclosure or offer document has been prepared in connection with the offer and issue of Offer Shares;

(b)	Offer Shares can lawfully be offered pursuant to this Offer Letter under all laws applicable in your place of residence, and to whom the Offer Shares can be lawfully issued without causing the Company to breach any of those applicable laws of your place of residence;

(c)	you shall act and have acted entirely on the basis of your own investigations and decisions and your own independent evaluation of Tamboran and not in reliance on any act or representation made by any other person;

(d)	you have access to all information that you believe is necessary or appropriate in connection with your purchase of the Offer Shares;

(e)	the representations and warranties made by you in the Application Form and Confirmation Letter are true and correct as at the date of those documents and will be true and correct as at the date of issue and allotment;

(f)	you shall obtain your own advice regarding the tax consequences in any jurisdiction of purchasing, owning or disposing of any Offer Shares. You have made your own assessment as to whether the Company is or may become a "passive foreign investment company" (as defined in Section 1297 of the U.S. Internal Revenue Code);

(g)	you are bound by the Constitution of Tamboran;

(h)	understand that the Offer Shares have not been registered under the US Securities Act of 1933 ("Securities Act") and are being offered and sold pursuant to an exemption from registration under the Securities Act based in part upon the your representations contained in the Offer Letter. You further acknowledge and understand that the Offer Shares may not be resold or transferred except in a transaction registered under the Securities Act (which you acknowledge the Company has no obligation to do) or in a transaction exempt from, or not subject to, the registration requirements of the Securities Act;

(i)	acknowledge and agree that you are solely responsible for obtaining such legal, including tax, advice as you consider necessary and appropriate in connection with the execution, delivery and performance of this Offer Letter, your purchase of the Offer Shares and any subsequent sale of these Offer Shares;

(j)	you have substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that you are capable of evaluating the merits and risks of your investment in the Company and have the capacity to protect your own interests. You must be able to bear the economic risk of this investment. You understand that the Company has no present intention of registering the Offer Shares in the United States pursuant to the Securities Act;

Tamboran Resources Ltd	Suite 4 Level 9 341 George Street, NSW, 2000, Australia
Phone: +61 2 9299 9690	Web: www.tamboran.com	ABN: 28 135 299 062

(k)	you are acquiring the Offer Shares for your own account, and not with a view towards their distribution;

(l)	you represent that by reason of your, or your management's, business or financial experience, you have the capacity to understand and protect your own interests in connection with the transactions contemplated in the Offer Letter;

(m)	you are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act); and

(n)	you will not offer, sell, pledge, transfer or otherwise dispose of the Offer Shares (or solicit offers to buy, purchase or otherwise acquire or take a pledge of) except (i) outside the United States in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, (ii) in the United States to a "qualified institutional buyer" as defined in, and in reliance on, Rule 144A under the Securities Act, or (iii) pursuant to Rule 144 under the Securities Act, if available, in each case in compliance with all applicable laws.

Conditions Precedent

The acceptance of this offer is subject to the following conditions precedent:

(a)	approval of this agreement by Tamboran’s Board of Directors; and

(b)	completion of a minimum of a further placement of shares to parties other than HUSA at a price of A$0.18 per share to raise a minimum of A$705,000 (and up to a maximum of A$1,420,000) (Tamboran Internal Placement).

The Company will notify you immediately when the conditions precedent are satisfied.  You must pay the Subscription Amount to the bank account notified by the Company to you within 7 days of receipt of confirmation of satisfaction of the conditions precedent and the Offer Shares will be issued to you within 5 days of receipt of the Subscription Amount.

Anti-dilution

Should Tamboran issue further equity within nine months following the allotment of the Offer Shares to HUSA for an aggregate amount of less than US$10,000,000, HUSA shall have the right (although not the obligation) to participate in such placement on the same terms as all other investors in order to maintain their 12.5% shareholding in Tamboran.

Should Tamboran within nine months following the allotment of the Offer Shares to HUSA issue further equity in order to:

i)	convert the current outstanding convertible note which, as at the date of this Offer Letter, stands at approximately A$3.6 million; and/or

ii)	convert current external or internal payables which exist as at the date of this Offer Letter; and/or

iii)	issue up to US$1.5 million in further equity (other than for (i) or (ii) above),

Tamboran Resources Ltd	Suite 4 Level 9 341 George Street, NSW, 2000, Australia
Phone: +61 2 9299 9690	Web: www.tamboran.com	ABN: 28 135 299 062

HUSA’s 12.5% shareholding in Tamboran that HUSA is subscribing for under this Offer Letter shall not be diluted by such conversion and/or issue and HUSA will be issued such number of shares at nil consideration to preserve such shareholding as existed immediately prior to the action in i) to iii) above.

Entire Agreement

All information supplied to you pursuant to the offer of Offer Shares is provided for information purposes only and you agree that you have not relied upon any representation or inducement other than as set out in this Offer Letter.

The terms contained in this Offer Letter, including your executed Application Form and Confirmation Letter, constitute the entire agreement between Tamboran and you in connection with the offer of Offer Shares to the exclusion of all prior representations, understanding and agreements between Tamboran and you.

Company Reliance

You agree that Tamboran will allot the Offer Shares in reliance on each representation and undertaking by you contained in this document and in the Application Form and Confirmation Letter.

Yours faithfully
Andrew Bursill
Director

Tamboran Resources Ltd	Suite 4 Level 9 341 George Street, NSW, 2000, Australia
Phone: +61 2 9299 9690	Web: www.tamboran.com	ABN: 28 135 299 062

Confirmation Letter

To: The Directors
Tamboran Resources Limited (Tamboran)
Suite 4, Level 9, 341 George Street
Sydney NSW 2000

Applicant Representations

By execution of the Application Form and this Confirmation Letter, we acknowledge and agree that:

(a)	We have read the Offer Letter (subscription for 7,888,052 fully paid ordinary shares, dated 18 February 2016); and

(b)	We have read and understood and agree to be bound by the terms of the Offer Letter, including without limitation the Representations, Warranties and Agreements by Investor, as applied by and incorporated by reference into this Confirmation Letter and any selling restrictions in the Offer Letter.

Signed on this 22nd day of February, 2016:

Houston American Energy Corp.

/s/ John P. Boylan
Name:	John P. Boylan
Title:	CEO

Tamboran Resources Ltd	Suite 4 Level 9 341 George Street, NSW, 2000, Australia
Phone: +61 2 9299 9690	Web: www.tamboran.com	ABN: 28 135 299 062